Exhibit 10.27.5

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made by and between HOBART RETIREMENT L.L.C., an Indiana limited liability company ("Landlord"), and SUMMERVILLE 2 LLC, a Delaware limited liability company ("Tenant"), as an amendment to that certain Lease Agreement effective April 1, 2005 (the "Lease"), as previously amended by a First Amendment To Lease Agreement effective August 15, 2006 (the "First Amendment"). Capitalized terms not otherwise defined have the meaning stated in the First Amendment.

Background:

A.            Landlord has leased to Tenant, pursuant to the Lease, the Premises at 1420 St. Mary's Circle, Hobart, Indiana 46342.

B.            By the First Amendment, Landlord has agreed to construct, and Tenant has agreed to lease, the Addition to the Premises.

C.            Per Section 2(c) of the First Amendment, Tenant has the right to terminate the First Amendment if Landlord has not obtained HUD and Mortgagee approval and the Loan Closing has not occurred by the Outside Date of February 15, 2007.

D.            The parties recognize that the Loan Closing will not occur on or before the currently specified Outside Date, but do not wish to terminate the First Amendment.

NOW, THEREFORE, in consideration of the mutual promises herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

1.           Modification Of Outside Date. Section 2(c) of the First Amendment is hereby modified to provide that the Outside Date shall be April 30, 2007.

2.           Counterparts. This Second Amendment may be executed by the parties hereto in separate counterparts, all of which, when delivered, shall together constitute one and the same instrument, and a facsimile copy shall be deemed to be as sufficient as an original for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:

HOBART RETIREMENT L.L.C.,
an Indiana limited liability company

By:

Name: Charles M. Loeser
Title: Secretary

TENANT:

SUMMERVILLE 2 LLC,
a Delaware limited liability company

By:	/s/ Granger Cobb
Name: Granger Cobb
Title: President